EXHIBIT 23(a)

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 2, 1996 on the financial statements of Cytoclonal Pharmaceutics Inc. (the "Company") as at December 31, 1995 and for each of the years in the two-year period ended December 31, 1995 included in the Company's Annual Report on Form 10-KSB.

                                       /s/ RICHARD A. EISNER & COMPANY, LLP

New York, New York
September 6, 1996